Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-214297) pertaining to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan;
(2)	Registration Statement (Form S-8 No. 333-197076) pertaining to the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees;
(3)	Registration Statement (Form S-8 No. 333-197077) pertaining to the TimkenSteel Corporation Savings and Investment Pension Plan;
(4)	Registration Statement (Form S-8 No. 333-197078) pertaining to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan;
(5)	Registration Statement (Form S-8 No. 333-197079) pertaining to the TimkenSteel Corporation Voluntary Investment Pension Plan; and
(6)	Registration Statement (Form S-3 No. 333-208930) of TimkenSteel Corporation
of our reports dated March 16, 2017, with respect to the consolidated financial statements and schedule of TimkenSteel Corporation and the effectiveness of internal control over financial reporting of TimkenSteel Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Cleveland, Ohio
March 16, 2017